ITEM 9. Regulation FD Disclosure.
CLEVELAND-CLIFFS DECLARES REDUCED FIRST QUARTER 2001 DIVIDEND
SIGNATURE

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 9, 2001

CLEVELAND-CLIFFS INC

(Exact name of registrant as specified in its charter)

OHIO	1-8944	34-1464672

(State or other jurisdiction	(Commission	(IRS Employer

of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216-694-5700)

(Former name or former address, if changed since last report)

ITEM 9. Regulation FD Disclosure.

Cleveland-Cliffs Inc published a News Release on January 9, 2001 as follows:

CLEVELAND-CLIFFS DECLARES REDUCED FIRST QUARTER 2001 DIVIDEND

      Cleveland, OH, January 9, 2001 – Cleveland-Cliffs Inc (NYSE-CLF) today announced that its Board of Directors declared a quarterly dividend of $.10 per common share, a reduction of $.275 per share compared to the prior quarterly rate of $.375 per share. The dividend is payable on March 1, 2001 to shareholders of record as of the close of business on February 13, 2001. This reduction will save over $11 million annually in cash and enhance the Company’s financial flexibility during this period of extreme uncertainty in the North American steel industry.

      John S. Brinzo, Cliffs chairman and chief executive officer, said “Given the current difficult business conditions confronting the iron and steel industry, the Board decided it was appropriate to reduce the quarterly dividend at this time. While we regret this action, Cliffs is focused on taking decisive steps to ensure that it remains well positioned during this challenging period. Last week, we announced plans to reduce production at our wholly-owned Northshore Mine, and production levels are being evaluated at all of our managed operations. While we plan to reduce our inventory levels this year, which will improve cash flow, profitability will be adversely impacted due to idle expense associated with lower operating levels. Cliffs’ sales outlook for 2001 remains under review.”

      Brinzo further said, “With the recent bankruptcy filing by LTV Corporation, there is likely to be some period of on-going uncertainty. Furthermore, high levels of steel imports, soaring energy costs, and depressed steel pricing plague all of our steel company customers and partners.”

      Brinzo concluded, “We are taking actions to reduce our cost structure and to make Cliffs and its operations more efficient. While I do not underestimate the business conditions, I am confident that Cliffs will be able to successfully meet the challenges and opportunities ahead.”

      The Company also indicated that it has borrowed $65 million in January 2001, under its existing revolving credit facility to fund increased working capital requirements in the first half of the year. This is the first borrowing under the $100 million facility since the credit agreement was established in 1995. As noted in the Company’s December 20, 2000 news release, fourth quarter sales volume declined significantly. As a result, the Company ended the year with 3.3 million tons of pellet inventory as compared to 1.4 million tons as of December 31, 1999.

      Cliffs plans to release fourth quarter results on Wednesday, January 31, 2001, and host a conference call on Thursday, February 1, at 10:00 a.m. EST. The call will broadcast live on Cliffs’ website at
http://www.cleveland-cliffs.com

*	*	*	*

      Cleveland-Cliffs is the largest supplier of iron ore products to the North American steel industry and is developing a significant ferrous metallics business. Subsidiaries of the Company manage and hold equity interests in iron ore mines in Michigan, Minnesota and Eastern Canada. Cliffs has a major iron ore reserve position in the United States and is a substantial iron ore merchant. References in this news release to “Cliffs” and “Company” include subsidiaries and affiliates as appropriate in the context.

      This news release contains a number of predictive statements about future events. These statements are intended to be made as “forward-looking” within the safe harbor protections of the Private Securities Litigation reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties, including economic conditions, steel operating levels, iron ore requirements, continued performance by LTV, and success of cost reduction activities.

SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC

By:	/s/ C. B. Bezik

Name: C. B. Bezik

Title: Senior Vice President-Finance

Dated: January 10, 2001

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